Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Registration Statement of BioScrip, Inc. on Form S-8 of our report dated April 22, 2009 related to the consolidated financial statements of Critical Homecare Solutions Holdings, Inc. and Subsidiaries as of and for the years ended December 31, 2008 and 2007, appearing in the Proxy Statement on Schedule 14A of Bioscrip, Inc., dated February 24, 2010, which is incorporated by reference in this Registration Statement.
/s/ Deloitte & Touche LLP
March 25, 2010